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                       Golenbock, Eiseman, Assor & Bell
                              437 Madison Avenue
                        New York, New York 10022-7302


                              December 14, 1998


Philipp Brothers Chemicals, Inc.
One Parker Plaza
Fort Lee, N.J. 07024

         Re: Philipp Brothers Chemicals, Inc. Registration Statement on Form S-4
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Ladies and Gentlemen:

                  We have acted as counsel to Philipp Brothers Chemicals, Inc., a New York corporation (the "Company"), and the Designated Guarantors (as hereinafter defined), in connection with the public offering of $100,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2008 (the "New Notes") of the Company, which will be guaranteed, on a senior subordinated basis pursuant to the guarantees (the "Guarantees" and, together with the New Notes, the "New Securities") by Phibro-Tech, Inc., a Delaware corporation, Prince Agriproducts, Inc., a Delaware corporation, MRT Management Corp., a Delaware corporation, Mineral Resource Technologies, L.L.C. ("MRT"), a Delaware limited liability company, Koffolk, Inc., a Delaware corporation, C.P. Chemicals, Inc., a New Jersey corporation, Phibrochem, Inc., a New Jersey corporation, Phibro Chemicals, Inc., a New York corporation, The Prince Manufacturing Company, an Illinois corporation, The Prince Manufacturing Company, a Pennsylvania corporation, and Western Magnesium Corp., a California corporation (collectively, the "Guarantors"). Such eight Guarantors incorporated or formed under the laws of the States of New York, Delaware or New Jersey are collectively referred to as the "Designated Guarantors." The New Securities are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9 7/8% Senior Subordinated Notes due 2008 of the Company (the "Old Securities") under an Indenture dated as of June 11, 1998 (the "Indenture"), by and among the Company, the Guarantors and The Chase Manhattan Bank, as trustee (the "Trustee"), as contemplated by the Registration Rights Agreement dated

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Philipp Brothers Chemicals, Inc.
December 14, 1998
Page 2

June 11, 1998 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and Schroder & Co. Inc.

                  This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"), in connection with the filing of the Registration Statement (as hereinafter defined) and for no other purpose.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-64641) as filed with the Securities and Exchange Commission (the "Commission") on September 29, 1998 under the Act, Amendment No.1 thereto as filed with the Commission on November 23, 1998 and Amendment No. 2 thereto as filed with the Commission on December 14, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture;
(iv) the Certificate of Incorporation of the Company, the Certificate of Formation of MRT, and the Certificate of Incorporation of each of the other Designated Guarantors, each as amended to date; (v) the By-Laws of the Company, the Limited Liability Company Agreement of MRT, and the By-Laws of each of the other Designated Guarantors, each as amended to date; (vi) Certificates issued by the Secretary of State of the States of New York, Delaware and New Jersey, certifying the existence of the Company and each of the Designated Guarantors and its respective authority to transact business in its state of incorporation or formation; (vii) certain resolutions adopted by the Board of Directors and shareholders of the Company, relating to the Exchange Offer, the issuance of the New Notes and the New Securities, the Indenture and related matters, certified by the Secretary of the Company as true and complete; (viii) certain resolutions adopted by the Board of Directors and shareholders (or, in the case of MRT, the Managing Member) of each of the Designated Guarantors relating to, among other things, the issuance of the Guarantees by the Designated Guarantors, certified by the Secretary of each of the applicable Designated Guarantors as true and complete; (ix) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (ix) the form of the New Notes (including the form of Guarantees). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Designated Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Designated Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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Philipp Brothers Chemicals, Inc.
December 14, 1998
Page 3

                  In rendering these opinions we have assumed (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies or by electronic means and the authenticity of the originals of such latter documents; (ii) that all parties other than the Company and the Designated Guarantors have the power, corporate or otherwise, to enter into and perform all obligations under all documents we have examined in connection with these opinions (the "Examined Documents"); (iii) that all the Examined Documents have been duly authorized by all requisite action, corporate or other, and executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms; and (iv) that the resolutions of the Board of Directors and shareholders (and, in the case of MRT, the Managing Member) of the Company and the Designated Guarantors in connection with the Purchase Agreement dated June 5, 1998 between the Company and Schroder & Co. Inc. and the sale of the Old Securities have not been rescinded and revoked. We have also assumed (i) that the execution, delivery and performance of the Guarantees and the Indenture by each of the Guarantors incorporated under the laws of Pennsylvania, Illinois or California will not violate any provisions of the laws of such state, (ii) the validity, binding effect and enforceability of the Indenture and the Guarantees of the Guarantors incorporated under the laws of Pennsylvania, Illinois or California under the laws of such states, and
(iii) that the laws of such jurisdictions would not affect any of the conclusions stated herein. As to any fact material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Securities.

                  Members of our firm are admitted to the bar in the State of New York and we express no opinion with regard to any matter which may be governed by any law other than the federal law of the United States of America, the laws of the State of New York and, to the extent necessary to render this opinion, the Delaware General Corporation Law and the New Jersey Business Corporation Act.

                  Based upon and subject to the foregoing and the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that the New Securities have been duly authorized by the Company and the Designated Guarantors, and when (i) the

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Philipp Brothers Chemicals, Inc.
December 14, 1998
Page 4

Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Securities have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Securities will constitute valid and binding obligations of the Company and each of the Designated Guarantors, enforceable against the Company and each of the Designated Guarantors in accordance with their terms.

                  The opinion set forth above is qualified as follows:

                  A. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture and under the Guarantees, are subject to and may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally (including, without limitation, Section 548 of the United States Bankruptcy Code, state fraudulent transfer laws and other similar laws relating to fraud on creditors), (ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such validity or enforceability of obligations or availability of rights and remedies is considered in a proceeding in equity or at law, and (iii) laws and legal principles imposing duties to act in good faith or in a commercially reasonable manner.

                  B. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture and the Guarantees, may be further limited by other laws and judicial decisions with respect to or affecting remedial or procedural provisions contained in such documents, but in our judgment and subject to the other qualifications set forth in this letter, such other laws and judicial decisions do not render the Indenture invalid as a whole or substantially interfere with realization of the principal benefits intended to be provided thereby.

                  C. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture, including the Guarantees under the Indenture, may be further limited by other laws and judicial decisions with respect to the enforceability of any waiver granted under Section 6.04 of the Indenture.

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Philipp Brothers Chemicals, Inc.
December 14, 1998
Page 5

                  D. In rendering the opinion expressed in this letter, we express no opinion with respect to any provisions in the Indenture insofar as such provisions purport (i) to establish evidentiary standards or conclusive presumptions as to factual matters, (ii) to appoint any person or entity as attorney-in-fact for the Company or a Designated Guarantor, (iii) to require amendments, modifications or waivers of any provisions of the Indenture to be in writing, or (iv) to provide that any person or entity (A) may have rights to release, exculpation, indemnity or contribution, (B) may have rights to the payment or reimbursement of attorneys' fees except to the extent that a court determines that such fees are reasonable, (C) may have rights to forfeiture or the payment of any sum as liquidated damages, penalties, late charges or prepayment premiums, (D) may have rights to any increase in any rate of interest upon delinquency in payment or the occurrence of a default, (E) may pursue inconsistent or cumulative remedies or (F) waives any right, remedy or defense.

                  E. We also express no opinion as to any securities laws of any jurisdiction or the rules and regulations of the National Association of Securities Dealers, Inc.

                  F. We call to your attention that:

                           (i)      any provision in an agreement requiring a
party to pay another party's attorneys' fees and costs in any action to enforce the provisions of such agreement may be construed to entitle the prevailing party in any such action, whether or not such party is the party specified in such agreement, to be awarded its reasonable attorneys' fees, costs and necessary disbursements; and

                           (ii)     courts may consider extrinsic evidence
(both oral and written) of circumstances of the Indenture to ascertain the intent of the parties in using the language set forth in the Indenture, regardless of whether or not the language set forth in the Indenture is plain and unambiguous on its face and regardless of any statement by the parties in the Indenture that the Indenture constitutes an integrated expression of the agreement of the parties, and such courts may incorporate additional or supplementary terms into the Indenture.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit

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Philipp Brothers Chemicals, Inc.
December 14, 1998
Page 6

that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ Golenbock, Eiseman, Assor & Bell
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